EXHIBIT 10.4

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to STAR PRESTON HILLS, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s rights and obligations under and in regard to that certain Purchase and Sale Agreement dated January 21, 2015, (as may have been amended or may hereafter be amended, the “Purchase Agreement”), by and between Preston Hills Gardens Associates, LLC and Riverside Realty Preston Hills, LLC, each a Delaware limited liability company (collectively, “Sellers”) and Assignor for the purchase and sale of that certain real property located in Buford, Georgia, as more particularly described in Exhibit A attached hereto (the “Property”).

Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.

All of the provisions, covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment, and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.

(SIGNATURES APPEAR ON FOLLOWING PAGE)

WITNESS THE EXECUTION HEREOF, as of this March 10, 2015.

ASSIGNOR:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Ana Marie del Rio, Vice President

ASSIGNEE:

STAR PRESTON HILLS, LLC,
a Delaware limited liability company

By:	Steadfast Apartment Advisor, LLC, a
Delaware limited liability company, its Manager

By:	/s/ Kevin J. Keating
Kevin J. Keating, Treasurer

Exhibit A

DESCRIPTION OF THE LAND

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